UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2020
 RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Renaissance House, 12 Crow Lane, Pembroke, Bermuda   HM 19
(Address of Principal Executive Office)   (Zip Code)
(441) 295-4513
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value $1.00 per share	RNR	The New York Stock Exchange
Series E 5.375% Preference Shares, Par Value $1.00 per share	RNR PRE	The New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series F 5.750% Preference Share, Par Value $1.00 per share	RNR PRF	The New York Stock Exchange

Item 7.01 Regulation FD Disclosure.

On June 12, 2020, the Financial Condition Report ("FCR") for RenaissanceRe Holdings Ltd. (the "Company") and subsidiaries for the year ending December 31, 2019 was published on the Company's website, www.renre.com, in the "Investors" section under "Financial Reports", "Financial Condition Reports." The FCR has been filed with the Bermuda Monetary Authority and includes, among other things, details of the Company's business and performance, governance, risk and compliance structure, risk profile, solvency valuation and capital management.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	By:	/s/ Stephen H. Weinstein
June 12, 2020		Stephen H. Weinstein
Executive Vice President, Group General Counsel and Corporate Secretary